Exhibit 11
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

                                                                                   Three Months Ended
                                                                                       June 30,
                                                                         ----------------------------------------
PRIMARY EARNINGS PER SHARE                                                      1996                 1995
                                                                         -------------------  -------------------

Weighted average number of common shares outstanding . . . . . . .                  53,738               44,260

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . .                     484                  636
                                                                         -------------------  -------------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .                  54,222               44,896
                                                                         ===================  ===================
Income before extraordinary loss . . . . . . . . . . . . . . . . .                 $37,508              $35,888
Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                         -------------------  -------------------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  37,508               35,888

Preferred stock dividends  . . . . . . . . . . . . . . . . . . . .                       -                  799
                                                                         -------------------  -------------------

Net income available for common stockholders . . . . . . . . . . .                 $37,508              $35,089
                                                                         ===================  ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .                 $  0.69              $  0.78
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .                 $  0.69              $  0.78
                                                                        ===================   ===================

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . .                  53,738               44,260

Shares issued upon assumed conversion of the Convertible
   Subordinated Debentures . . . . . . . . . . . . . . . . . . . .                   3,161               11,272

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . .                     485                  646
                                                                        -------------------   -------------------
Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .                  57,384               56,178
                                                                        ===================   ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .                 $37,508              $35,888

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  37,508               35,888

Interest expense on Convertible Subordinated Debentures, net of
   applicable income taxes . . . . . . . . . . . . . . . . . . . .                     156                    -
                                                                        -------------------   -------------------

Net income available for common stockholders . . . . . . . . . . .                 $37,664              $35,888

                                                                        ===================   ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .                  $ 0.66              $  0.64
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .                       -                    -
                                                                        -------------------   -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .                  $ 0.66              $  0.64
                                                                        ===================   ===================

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All share data has been restated to reflect the two-for-one stock split, effected January 31, 1996.

(2)   Based on the treasury stock method using the higher of the average or period end market price.


                                                                     Exhibit II
                        AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)
                                                                                    Six Months Ended
                                                                                        June 30,
                                                                         ----------------------------------------
PRIMARY EARNINGS PER SHARE                                                      1996                 1995
                                                                         -------------------  -------------------

Weighted average number of common shares outstanding . . . . . . .              52,248                 43,870

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . .                 509                    604
                                                                         -------------------  -------------------
Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .              52,757                 44,474
                                                                         ===================  ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .             $58,103                $59,272

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .              (3,503)                   -
                                                                         -------------------  -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .              54,600                 59,272

Preferred stock dividends  . . . . . . . . . . . . . . . . . . . .                 -                    2,012
                                                                         -------------------  -------------------

Net income available for common stockholders . . . . . . . . . . .             $54,600                $57,260
                                                                         ===================  ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .             $  1.10                $  1.29
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .               (0.07)                   -
                                                                         -------------------  -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .             $  1.03                $  1.29
                                                                         ===================  ===================

FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . .              52,248                 43,870

Shares issued upon assumed conversion of the Convertible
   Subordinated Debentures . . . . . . . . . . . . . . . . . . . .               4,470                 11,536

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . .                 519                    674
                                                                        -------------------  -------------------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .              57,237                 56,080
                                                                        ===================  ===================

Income before extraordinary loss . . . . . . . . . . . . . . . . .             $58,103                $59,272

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .              (3,503)                   -
                                                                       -------------------   -------------------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .              54,600                 59,272

Interest expense on Convertible Subordinated Debentures, net of
   applicable income taxes . . . . . . . . . . . . . . . . . . . .                 529                    -
                                                                       -------------------   -------------------

Net income available for common stockholders . . . . . . . . . . .             $55,129                $59,272

                                                                       ===================   ===================

Net income per common share:
      Income before extraordinary loss . . . . . . . . . . . . . .             $  1.02                $  1.06
      Extraordinary loss . . . . . . . . . . . . . . . . . . . . .               (0.06)                   -
                                                                      -------------------    -------------------
      Net income . . . . . . . . . . . . . . . . . . . . . . . . .             $  0.96                $  1.06
                                                                      ===================    ===================

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. All share data has been restated to reflect the two-for-one stock split, effected January 31, 1996.

(2)   Based on the treasury stock method using the higher of the average or period end market price.